EXHIBIT 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION SUBSIDIARY ARRANGING DEBT FINANCING IN CONNECTION WITH SPIN-OFF

LONDON, June 19, 2014 - Noble Corporation (NYSE:NE) today announced that Paragon Offshore Ltd., its wholly owned subsidiary, is beginning the process of raising external financing in preparation for the spin-off of Paragon Offshore in the third quarter of 2014. The external financing is expected to consist of a senior secured term loan B of approximately $550 million and approximately $1.2 billion of senior unsecured notes. As part of the external financing, Paragon also entered into an $800 million senior secured revolving credit facility due 2019 with various commercial and investment banks on June 17.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 77 offshore drilling units (including one ultra-deepwater drillship and three high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, Argentina, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Noble Corporation plc is a public limited company registered in England and Wales with company number 08354954 and registered office at Devonshire House, 1 Mayfair Place, London, W1J 8AJ England. Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

Forward-looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the pursuit, consummation or timing of the proposed separation, type and size of debt financing and capital structure after the spin-off, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, delays, costs and difficulties related to the separation, employee relations, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Any notes offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This communication does not constitute an offer to sell or the solicitation of an offer to buy our or Paragon’s securities. In connection with the proposed spin-off, Paragon has filed with the SEC a registration statement on Form 10 that includes an information statement. An information statement will be mailed to the shareholders of Noble once the Form 10 has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE INFORMATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPIN-OFF AND PARAGON. Investors may obtain a free copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at Noble’s web site at www.noblecorp.com.

NC-690

6/19/2014

For additional information, contact:

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6729